RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-171806

Pricing Supplement Dated January 31, 2011 to the Product Prospectus Supplement ERN-ES-1 Dated January 28, 2011, Prospectus Dated January 28, 2011, and Prospectus Supplement Dated January 28, 2011	$3,200,000 Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013 Royal Bank of Canada

Royal Bank of Canada is offering the Bullish Enhanced Return Notes (the “Notes”) linked to the performance of an equally weighted Basket consisting of the common equity securities of the following 20 publicly traded companies in the energy sector: Arch Coal, Inc., Peabody Energy Corporation, Canadian Natural Resources Ltd., Chevron Corporation, Concho Resources Inc., Dril-Quip, Inc., Frontier Oil Corporation, Hess Corporation, Petrohawk Energy Corporation, Holly Corporation, Marathon Oil Corporation, Newfield Exploration Company, Occidental Petroleum Corporation, Petroleo Brasileiro S.A., PetroChina Company Limited, Pioneer Natural Resources Company, Plains Exploration & Production Company, Transocean Ltd., Suncor Energy, Inc., and Whiting Petroleum Corporation.

The CUSIP number for the Notes is 78008KH97. The Notes provide a 300% leveraged return if the Percentage Change of the Basket is positive, subject to the Maximum Redemption Amount of 139.75% of the principal amount of the Notes. The Notes do not pay interest, and investors are subject to one-for-one loss of the principal amount of the Notes for any percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date. Any payments on the Notes are subject to our credit risk.

Issue Date: February 4, 2011

Maturity Date: February 6, 2013

The Notes will not be listed on any U.S. securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page 1 of the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” beginning on page PS-4 of the product prospectus supplement dated January 28, 2011.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public	100%	$3,200,000
Underwriting discounts and commissions	2%	$64,000
Proceeds to Royal Bank of Canada	98%	$3,136,000

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $20 per $1,000 in principal amount of the Notes and used a portion of that commission to allow selling concessions to other dealers of $20 per $1,000 in principal amount of the Notes. The price of the Notes also included a profit of $6 per $1,000 in principal amount of the Notes earned by Royal Bank of Canada in hedging its exposure under the Notes. The total of the commission received by RBCCM and the hedging profits of Royal Bank of Canada was $26 per $1,000 in principal amount of the Notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

Issuer:		Royal Bank of Canada (“Royal Bank”)

Issue:		Senior Global Medium-Term Notes, Series E

Underwriter:		RBC Capital Markets Corporation

Reference Asset:
The Notes are linked to the value of an equally weighted basket (the “Basket”) consisting of the common equity securities of the following 20 publicly traded companies in the energy sector (each, a “Reference Stock,” collectively, the “Reference Stocks”). The 20 Reference Stocks, their respective Component Weights and their Initial Prices are indicated in the table below.

Currency:		U.S. Dollars

Minimum Investment:		$1,000 and minimum denominations of $1,000 in excess thereof

Pricing Date:		January 31, 2011

Issue Date:		February 4, 2011

CUSIP:		78008KH97

Valuation Date:		January 31, 2013

Payment at Maturity (if held to maturity):
If, on the Valuation Date, the Percentage Change is zero or positive, then the investor will receive an amount per $1,000 principal amount per Note equal to the lesser of:

1.      Principal Amount + (Principal Amount x Percentage Change x Leverage Factor); and

2.      Maximum Redemption Amount

If, on the Valuation Date, the Percentage Change is negative, then the investor will receive a cash payment equal to: Principal Amount + (Principal Amount x Percentage Change)
Percentage Change:
The Percentage Change will equal an amount, expressed as a percentage and rounded to two decimal places, equal to the sum of the Weighted Component Changes for the Reference Stocks. The Weighted Component Change for each Reference Stock will be determined as follows:

	Component Weight x	Final Price-Initial Price
Initial Price

Final Price:		The closing price per share of a Reference Stock on the Valuation Date.

Leverage Factor:		300% (subject to the Maximum Redemption Amount)

Maximum Redemption Amount:		139.75% multiplied by the principal amount

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

The Basket:			Component
	Reference Stock	Bloomberg Ticker	Weight	Initial Price in ($)
	Arch Coal, Inc.	ACI	5.00%	34.25
	Peabody Energy Corporation	BTU	5.00%	63.42
	Canadian Natural Resources Ltd.	CNQ	5.00%	44.52
	Chevron Corporation	CVX	5.00%	94.93
	Concho Resources Inc.	CXO	5.00%	96.25
	Dril-Quip, Inc.	DRQ	5.00%	77.12
	Frontier Oil Corporation	FTO	5.00%	20.80
	Hess Corporation	HES	5.00%	84.12
	Petrohawk Energy Corporation	HK	5.00%	20.05
	Holly Corporation	HOC	5.00%	49.07
	Marathon Oil Corporation	MRO	5.00%	45.70
	Newfield Exploration Company	NFX	5.00%	73.17
	Occidental Petroleum Corporation	OXY	5.00%	96.68
	Petroleo Brasileiro S.A.	PBR	5.00%	36.73
	PetroChina Company Limited	PTR	5.00%	139.27
	Pioneer Natural Resources Company	PXD	5.00%	95.16
	Plains Exploration & Production Company	PXP	5.00%	35.40
	Transocean Ltd.	RIG	5.00%	79.93
	Suncor Energy, Inc.	SU	5.00%	41.51
	Whiting Petroleum Corporation	WLL	5.00%	126.28

Maturity Date:	February 6, 2013, subject to extension for market and other disruptions, as described in the product prospectus supplement.

Term:	Approximately two (2) years

Principal at Risk:
The Notes are NOT principal protected.  You may lose a substantial portion of your principal amount at maturity if there is a percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date.

Calculation Agent:	RBC Capital Markets Corporation

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date.  The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 28, 2011).

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on pages P-2 and P-3 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 28, 2011, as modified by this pricing supplement.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.  The Notes vary from the terms described in the product prospectus supplement in several important ways.  You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement ERN-ES-1 dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000330/b128110424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only. The hypothetical Percentage Changes of the Basket used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Final Price of any Reference Stock. All examples are based upon the Leverage Factor of 300%, the Maximum Redemption Amount of 139.75% of the principal amount, and assume that a holder purchased Notes with an aggregate principal amount of $1,000 and that no market disruption event occurs on the Valuation Date.

Example 1—	Calculation of the Payment at Maturity where the Percentage Change is positive.

	Percentage Change:	5%

	Payment at Maturity:	$1,000 + ($1,000 x 5% x 300%) = $1,000 + $150 = $1,150

	On a $1,000 investment, a 5% Percentage Change results in a Payment at Maturity of $1,150, a 15% return on the Notes.

Example 2—	Calculation of the Payment at Maturity where the Percentage Change is positive (and the Payment at Maturity is subject to the Maximum Redemption Amount).

	Percentage Change:	47%

	Payment at Maturity:	$1,000 + ($1,000 x 47% x 300%) = $1,000 + $1,410 = $2,410 however, the Maximum Redemption Amount is $1,397.50.

	On a $1,000 investment, a 47% Percentage Change results in a Payment at Maturity of $1,397.50, a 39.75% return on the Notes.

Example 3—	Calculation of the Payment at Maturity where the Percentage Change is negative.

	Percentage Change:	-20%

	Payment at Maturity:	$1,000 + ($1,000 x -20%) = $1,000 - $200 = $800

	On a $1,000 investment, a -20% Percentage Change results in a Payment at Maturity of $800, a -20% return on the Notes.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

The issuer of each Reference Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”). This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the issuers of the Reference Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Reference Stock issuers under the Exchange Act can be located by referencing their SEC file numbers. In addition, information about the Reference Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by any issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

Arch Coal, Inc.

Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region. The company markets its coal primarily to electric utilities.

Peabody Energy Corporation

Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities. It also trades coal and emission allowances. The company owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. It also a minority interest in a Venezuelan mine through a joint venture.

Canadian Natural Resources Ltd.

Canadian Natural Resources Ltd. acquires, explores for, develops, and produces natural gas, crude oil, and related products. The company operates in the Canadian provinces of Alberta, northeastern British Columbia and Saskatchewan. It also operates in areas which have access for exploration activities and where pipeline systems already exist.

Chevron Corporation

Chevron Corporation is an integrated energy company with operations in countries located around the world. The company produces and transports crude oil and natural gas. It also refines, markets, and distributes fuels as well as is involved in chemical operations, mining operations, power generation and energy services.

Concho Resources Inc.

Concho Resources Inc. acquires, develops and explores for oil and natural gas properties in the Permian Basin area of Southeast New Mexico and West Texas.

Dril-Quip, Inc.

Dril-Quip, Inc. designs and manufactures offshore drilling and production equipment. The company's equipment consists of subsea, surface, and offshore rig equipment for use by oil and gas companies in offshore areas throughout the world. The company provides installation and reconditioning services, and also rents running tools.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Frontier Oil Corporation

Frontier Oil Corporation conducts crude oil refining in the Rocky Mountain region of the United States. The company sells refined products to a variety of independent retailers, jobbers, and major oil companies.

Hess Corporation

Hess Corporation is a global integrated energy company. It explores for, produces, markets, and refines crude oil and natural gas. The company operates in countries that include Algeria, Australia, Azerbaijan, Brazil, Denmark, Egypt, Equatorial Guinea, Gabon, Ghana, Indonesia, Libya, Malaysia, Norway, Peru, Russia, Thailand, the United Kingdom and the United States.

Petrohawk Energy Corporation

Petrohawk Energy Corporation is an oil and gas company. It participates in the exploration and production of natural gas and crude oil. The company's operations are currently focused in proven oil and gas producing trends primarily in South Texas, Louisiana, and Central California.

Holly Corporation

Holly Corporation, through its affiliates, refines, transports, stores and markets petroleum products. The company's refineries produce light products such as gasoline, diesel fuel, and jet fuel which are marketed in the southwestern United States, northern Mexico, and Montana.

Marathon Oil Corporation

Marathon Oil Corporation, through its subsidiaries, is an integrated oil firm with operations worldwide. It explores for and produces and markets liquid hydrocarbons and natural gas on a worldwide basis. The company also mines, extracts and transports bitumen from oil sands deposits in Alberta, Canada and refines, markets and transports crude oil and petroleum products.

Newfield Exploration Company

Newfield Exploration Company is an independent oil and gas company which explores, develops, and acquires oil and natural gas properties. The company operates in the Gulf of Mexico, in the onshore United States, within Malaysia, and in the Bohai Bay in China.

Occidental Petroleum Corporation

Occidental Petroleum Corporation explores for, develops, produces, and markets crude oil and natural gas. It also manufactures and markets a variety of basic chemicals, vinyls and performance chemicals. The company also gathers, treats, processes, transports, stores, trades and markets crude oil, natural gas, NGLs, condensate and carbon dioxide (CO2) and generates and markets power.

Petroleo Brasileiro S.A. - Petrobras

Petroleo Brasileiro S.A. - Petrobras explores for and produces oil and natural gas. It refines, markets and supplies oil products. The company operates oil tankers, distribution pipelines, marine, river and lake terminals, thermal power plants, fertilizer plants and petrochemical units in South America and elsewhere around the world.  This Reference Stock is an ADR which trades on the New York Stock Exchange under the symbol “PBR.”

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

PetroChina Company Limited

PetroChina Company Limited explores, develops, and produces crude oil and natural gas. It also refines, transports, and distributes crude oil and petroleum products, produces and sells chemicals, and transmits, markets and sells natural gas.  This Reference Stock is an ADR which trades on the New York Stock Exchange under the symbol “PTR.”

Pioneer Natural Resources Company

Pioneer Natural Resources Company is an independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations primarily in the United States.

Plains Exploration & Production Company

Plains Exploration & Production Company is an independent oil and gas company with onshore and offshore operations in California, West Texas, East Texas and the Gulf Coast region. The company is primarily involved in the upstream activities of acquiring, exploiting, developing, and producing oil and gas.

Transocean Ltd.

Transocean Ltd. is an offshore drilling contractor. It owns or operates mobile offshore drilling units, inland drilling barges, and other assets utilized in the support of offshore drilling activities worldwide. The company specializes in technically demanding segments of the offshore drilling business, including deepwater and harsh environment drilling services.

Suncor Energy, Inc.

Suncor Energy, Inc. is an integrated energy company focused on developing the Athabasca oil sands basin. The company extracts and upgrades oil sands into refinery feedstock and diesel fuel, explores for, develops and produces natural gas, refines crude oil, markets a range of petroleum and petrochemical products, and operates crude oil pipelines and retail petroleum stations.

Whiting Petroleum Corporation

Whiting Petroleum Corporation is involved in oil and natural gas exploitation, acquisition, and exploration activities. The company focuses on lower risk, long-lived oil and natural gas properties located primarily in the Gulf Coast/Permian Basin, Rocky Mountains, Michigan, and Mid-Continent regions of the United States.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Historical Information

The graphs below set forth the recent historical performances of each of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end Closing Prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2008, 2009, and 2010, as well as the first quarter of 2011 for the period from January 1, 2011 through January 31, 2011.

We obtained the information regarding the historical performance of the Reference Stocks in the graphs and tables below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the Reference Stocks should not be taken as an indication of their future performance or what the value of the notes may be, and no assurance can be given as to the price of any Reference Stock on the Valuation Date. We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	56.14	32.98	43.50
4/1/2008	6/30/2008	77.38	41.25	75.03
7/1/2008	9/30/2008	75.37	27.91	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29

1/1/2009	3/31/2009	20.62	11.77	13.37
4/1/2009	6/30/2009	19.94	12.53	15.37
7/1/2009	9/30/2009	24.00	13.01	22.13
10/1/2009	12/31/2009	25.86	19.42	22.25

1/1/2010	3/31/2010	28.14	20.07	22.85
4/1/2010	6/30/2010	28.51	19.26	19.81
7/1/2010	9/30/2010	27.07	19.10	26.71
10/1/2010	12/31/2010	35.51	24.20	35.06

1/1/2011	1/31/2011	36.50	30.70	34.25
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	63.96	42.05	51.00
4/1/2008	6/30/2008	88.69	49.38	88.05
7/1/2008	9/30/2008	88.26	39.10	45.00
10/1/2008	12/31/2008	43.98	16.01	22.75

1/1/2009	3/31/2009	30.95	20.17	25.04
4/1/2009	6/30/2009	37.44	23.64	30.16
7/1/2009	9/30/2009	41.54	27.20	37.22
10/1/2009	12/31/2009	48.14	34.54	45.21

1/1/2010	3/31/2010	51.94	39.90	45.70
4/1/2010	6/30/2010	50.25	34.91	39.13
7/1/2010	9/30/2010	49.94	38.08	49.01
10/1/2010	12/31/2010	64.58	48.77	63.98

1/1/2011	1/31/2011	66.06	57.52	63.42
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	39.05	28.54	34.13
4/1/2008	6/30/2008	54.50	33.12	50.13
7/1/2008	9/30/2008	51.69	30.91	34.23
10/1/2008	12/31/2008	34.44	13.23	19.99

1/1/2009	3/31/2009	24.21	13.85	19.28
4/1/2009	6/30/2009	31.73	18.88	26.25
7/1/2009	9/30/2009	35.97	22.52	33.60
10/1/2009	12/31/2009	38.25	31.03	35.98

1/1/2010	3/31/2010	37.32	31.43	37.02
4/1/2010	6/30/2010	40.12	30.51	33.23
7/1/2010	9/30/2010	36.47	30.00	34.60
10/1/2010	12/31/2010	44.77	34.64	44.42

1/1/2011	1/31/2011	46.00	40.47	44.52
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	95.21	76.41	85.36
4/1/2008	6/30/2008	104.62	84.60	99.13
7/1/2008	9/30/2008	100.00	77.50	82.48
10/1/2008	12/31/2008	83.69	55.50	73.97

1/1/2009	3/31/2009	78.44	56.12	67.24
4/1/2009	6/30/2009	72.75	63.06	66.25
7/1/2009	9/30/2009	73.37	60.88	70.43
10/1/2009	12/31/2009	79.82	67.87	76.99

1/1/2010	3/31/2010	81.09	69.55	75.83
4/1/2010	6/30/2010	83.40	67.80	67.86
7/1/2010	9/30/2010	82.19	66.83	81.05
10/1/2010	12/31/2010	92.39	80.41	91.25

1/1/2011	1/31/2011	95.18	90.12	94.93
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	26.44	17.78	25.64
4/1/2008	6/30/2008	40.85	25.12	37.30
7/1/2008	9/30/2008	39.01	22.31	27.61
10/1/2008	12/31/2008	27.72	14.71	22.82

1/1/2009	3/31/2009	28.10	17.29	25.59
4/1/2009	6/30/2009	33.56	23.50	28.69
7/1/2009	9/30/2009	38.69	25.19	36.32
10/1/2009	12/31/2009	47.00	34.00	44.90

1/1/2010	3/31/2010	51.61	42.60	50.36
4/1/2010	6/30/2010	61.65	44.30	55.33
7/1/2010	9/30/2010	66.49	51.52	66.17
10/1/2010	12/31/2010	89.55	66.06	87.67

1/1/2011	1/31/2011	96.53	84.13	96.25
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	60.19	42.14	46.47
4/1/2008	6/30/2008	65.34	46.07	63.00
7/1/2008	9/30/2008	63.55	40.25	43.39
10/1/2008	12/31/2008	43.11	14.18	20.51

1/1/2009	3/31/2009	33.22	18.13	30.70
4/1/2009	6/30/2009	46.40	29.38	38.10
7/1/2009	9/30/2009	50.52	33.97	49.64
10/1/2009	12/31/2009	59.00	47.15	56.48

1/1/2010	3/31/2010	64.08	48.73	60.84
4/1/2010	6/30/2010	70.78	40.38	44.02
7/1/2010	9/30/2010	63.52	42.36	62.11
10/1/2010	12/31/2010	83.77	61.74	77.72

1/1/2011	1/31/2011	80.26	71.40	77.12
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	41.00	25.23	27.26
4/1/2008	6/30/2008	32.99	23.03	23.91
7/1/2008	9/30/2008	24.26	16.50	18.42
10/1/2008	12/31/2008	18.36	7.51	12.63

1/1/2009	3/31/2009	16.84	11.80	12.79
4/1/2009	6/30/2009	18.40	12.09	13.11
7/1/2009	9/30/2009	15.15	12.01	13.92
10/1/2009	12/31/2009	16.54	11.03	12.04

1/1/2010	3/31/2010	14.77	12.11	13.50
4/1/2010	6/30/2010	15.70	12.76	13.45
7/1/2010	9/30/2010	14.12	11.38	13.40
10/1/2010	12/31/2010	18.20	12.93	18.01

1/1/2011	1/31/2011	20.82	17.36	20.80
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	101.64	76.67	88.18
4/1/2008	6/30/2008	137.00	88.22	126.19
7/1/2008	9/30/2008	129.00	71.16	82.08
10/1/2008	12/31/2008	82.02	35.51	53.64

1/1/2009	3/31/2009	66.83	49.28	54.20
4/1/2009	6/30/2009	69.73	49.87	53.75
7/1/2009	9/30/2009	57.83	46.36	53.46
10/1/2009	12/31/2009	62.17	51.46	60.50

1/1/2010	3/31/2010	66.42	55.89	62.55
4/1/2010	6/30/2010	66.20	48.71	50.34
7/1/2010	9/30/2010	59.79	48.71	59.12
10/1/2010	12/31/2010	76.98	59.23	76.54

1/1/2011	1/31/2011	84.19	76.00	84.12
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	56.79	38.84	43.41
4/1/2008	6/30/2008	49.62	36.13	36.92
7/1/2008	9/30/2008	37.47	25.89	28.92
10/1/2008	12/31/2008	28.82	10.84	18.23

1/1/2009	3/31/2009	27.42	18.17	21.20
4/1/2009	6/30/2009	31.38	17.23	17.98
7/1/2009	9/30/2009	26.22	16.72	25.62
10/1/2009	12/31/2009	33.53	23.57	25.63

1/1/2010	3/31/2010	30.85	25.13	27.91
4/1/2010	6/30/2010	30.56	23.32	26.58
7/1/2010	9/30/2010	29.85	24.44	28.75
10/1/2010	12/31/2010	41.36	28.20	40.77

1/1/2011	1/31/2011	49.49	39.85	49.07
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	20.47	14.33	20.17
4/1/2008	6/30/2008	48.50	19.55	46.31
7/1/2008	9/30/2008	53.41	17.55	21.63
10/1/2008	12/31/2008	21.66	8.50	15.63

1/1/2009	3/31/2009	22.87	14.89	19.23
4/1/2009	6/30/2009	26.90	18.50	22.30
7/1/2009	9/30/2009	25.81	18.01	24.21
10/1/2009	12/31/2009	28.46	20.45	23.99

1/1/2010	3/31/2010	27.36	18.99	20.28
4/1/2010	6/30/2010	23.80	16.55	16.97
7/1/2010	9/30/2010	18.38	14.32	16.14
10/1/2010	12/31/2010	19.93	16.04	18.25

1/1/2011	1/31/2011	20.39	18.08	20.05
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	63.22	43.30	45.60
4/1/2008	6/30/2008	55.75	44.59	51.87
7/1/2008	9/30/2008	53.97	36.57	39.87
10/1/2008	12/31/2008	39.47	19.35	27.36

1/1/2009	3/31/2009	30.80	20.19	26.29
4/1/2009	6/30/2009	33.62	25.25	30.13
7/1/2009	9/30/2009	34.60	27.48	31.90
10/1/2009	12/31/2009	35.71	30.39	31.22

1/1/2010	3/31/2010	33.05	27.64	31.64
4/1/2010	6/30/2010	34.40	28.97	31.09
7/1/2010	9/30/2010	34.98	30.04	33.10
10/1/2010	12/31/2010	37.21	32.45	37.03

1/1/2011	1/31/2011	45.75	36.98	45.70
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	57.25	44.15	52.85
4/1/2008	6/30/2008	69.77	51.90	65.25
7/1/2008	9/30/2008	68.31	28.01	31.99
10/1/2008	12/31/2008	31.26	15.46	19.75

1/1/2009	3/31/2009	26.49	17.09	22.70
4/1/2009	6/30/2009	38.73	21.66	32.67
7/1/2009	9/30/2009	46.62	27.92	42.56
10/1/2009	12/31/2009	51.05	39.26	48.23

1/1/2010	3/31/2010	55.14	47.23	52.05
4/1/2010	6/30/2010	60.49	44.81	48.86
7/1/2010	9/30/2010	57.95	46.13	57.44
10/1/2010	12/31/2010	73.58	56.71	72.11

1/1/2011	1/31/2011	73.29	67.17	73.17
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	80.83	60.70	73.17
4/1/2008	6/30/2008	100.03	72.23	89.86
7/1/2008	9/30/2008	92.46	63.97	70.45
10/1/2008	12/31/2008	70.00	39.93	59.99

1/1/2009	3/31/2009	64.00	47.50	55.65
4/1/2009	6/30/2009	71.58	53.00	65.81
7/1/2009	9/30/2009	79.58	58.67	78.40
10/1/2009	12/31/2009	85.19	73.75	81.35

1/1/2010	3/31/2010	85.05	74.28	84.54
4/1/2010	6/30/2010	90.99	74.59	77.15
7/1/2010	9/30/2010	83.18	72.13	78.30
10/1/2010	12/31/2010	99.56	77.79	98.10

1/1/2011	1/31/2011	99.15	93.37	96.68
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	62.74	44.36	51.06
4/1/2008	6/30/2008	77.61	50.47	70.83
7/1/2008	9/30/2008	71.76	36.50	43.95
10/1/2008	12/31/2008	43.90	14.73	24.49

1/1/2009	3/31/2009	35.30	22.22	30.47
4/1/2009	6/30/2009	46.10	30.16	40.98
7/1/2009	9/30/2009	46.52	34.31	45.90
10/1/2009	12/31/2009	53.45	43.69	47.68

1/1/2010	3/31/2010	49.35	37.11	44.49
4/1/2010	6/30/2010	46.59	31.21	34.32
7/1/2010	9/30/2010	38.81	32.49	36.27
10/1/2010	12/31/2010	37.94	31.54	37.84

1/1/2011	1/31/2011	38.51	34.95	36.73
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	182.97	114.52	125.31
4/1/2008	6/30/2008	158.49	125.32	128.86
7/1/2008	9/30/2008	138.64	92.79	102.73
10/1/2008	12/31/2008	105.50	56.81	88.98

1/1/2009	3/31/2009	103.29	63.95	79.70
4/1/2009	6/30/2009	123.61	78.21	110.48
7/1/2009	9/30/2009	122.98	98.84	113.75
10/1/2009	12/31/2009	135.92	107.50	118.96

1/1/2010	3/31/2010	132.37	104.90	117.22
4/1/2010	6/30/2010	123.10	99.31	109.73
7/1/2010	9/30/2010	118.05	106.73	116.42
10/1/2010	12/31/2010	136.50	116.75	131.49

1/1/2011	1/31/2011	140.78	129.28	139.27
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	50.00	36.43	49.12
4/1/2008	6/30/2008	81.26	48.50	78.28
7/1/2008	9/30/2008	82.21	46.25	52.28
10/1/2008	12/31/2008	52.26	14.03	16.18

1/1/2009	3/31/2009	20.44	11.89	16.47
4/1/2009	6/30/2009	30.56	15.67	25.50
7/1/2009	9/30/2009	36.74	21.78	36.29
10/1/2009	12/31/2009	49.98	33.50	48.17

1/1/2010	3/31/2010	56.88	41.88	56.32
4/1/2010	6/30/2010	73.99	54.89	59.45
7/1/2010	9/30/2010	67.77	55.50	65.03
10/1/2010	12/31/2010	88.00	64.99	86.82

1/1/2011	1/31/2011	95.25	85.93	95.16
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	57.00	40.73	53.14
4/1/2008	6/30/2008	79.86	52.30	72.97
7/1/2008	9/30/2008	76.50	30.64	35.16
10/1/2008	12/31/2008	35.05	15.52	23.24

1/1/2009	3/31/2009	27.16	15.25	17.23
4/1/2009	6/30/2009	32.87	16.40	27.36
7/1/2009	9/30/2009	32.29	23.49	27.66
10/1/2009	12/31/2009	31.60	24.44	27.66

1/1/2010	3/31/2010	36.60	28.12	29.99
4/1/2010	6/30/2010	35.21	19.28	20.61
7/1/2010	9/30/2010	27.33	19.54	26.67
10/1/2010	12/31/2010	32.75	25.63	32.14

1/1/2011	1/31/2011	35.52	31.90	35.40
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	147.25	111.68	135.20
4/1/2008	6/30/2008	163.00	132.46	152.39
7/1/2008	9/30/2008	154.50	105.16	109.84
10/1/2008	12/31/2008	108.42	41.95	47.25

1/1/2009	3/31/2009	67.16	46.11	58.84
4/1/2009	6/30/2009	85.56	56.75	74.29
7/1/2009	9/30/2009	87.22	65.04	85.53
10/1/2009	12/31/2009	94.44	78.71	82.80

1/1/2010	3/31/2010	94.88	77.00	86.38
4/1/2010	6/30/2010	92.67	41.88	46.33
7/1/2010	9/30/2010	65.98	44.30	64.29
10/1/2010	12/31/2010	73.94	61.61	69.51

1/1/2011	1/31/2011	83.21	68.89	79.93
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	56.73	39.67	48.18
4/1/2008	6/30/2008	74.28	46.32	58.12
7/1/2008	9/30/2008	61.99	38.00	42.14
10/1/2008	12/31/2008	40.49	14.52	19.50

1/1/2009	3/31/2009	27.77	16.95	22.21
4/1/2009	6/30/2009	36.92	21.61	30.34
7/1/2009	9/30/2009	37.30	25.52	34.56
10/1/2009	12/31/2009	39.61	31.84	35.31

1/1/2010	3/31/2010	38.22	28.05	32.54
4/1/2010	6/30/2010	35.71	27.65	29.44
7/1/2010	9/30/2010	34.17	28.56	32.55
10/1/2010	12/31/2010	38.49	31.53	38.29

1/1/2011	1/31/2011	41.67	36.54	41.51
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	66.19	44.60	64.65
4/1/2008	6/30/2008	108.50	63.07	106.08
7/1/2008	9/30/2008	112.41	62.10	71.26
10/1/2008	12/31/2008	69.58	24.36	33.46

1/1/2009	3/31/2009	44.26	19.26	25.85
4/1/2009	6/30/2009	49.91	25.19	35.16
7/1/2009	9/30/2009	59.41	29.78	57.58
10/1/2009	12/31/2009	75.65	52.68	71.45

1/1/2010	3/31/2010	81.75	62.70	80.84
4/1/2010	6/30/2010	93.22	71.23	78.42
7/1/2010	9/30/2010	98.24	73.63	95.51
10/1/2010	12/31/2010	118.69	95.92	117.19

1/1/2011	1/31/2011	127.15	110.52	126.28
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 20 Energy Stocks, Due February 6, 2013

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about February 4, 2011, which is the fourth (4th) business day following the Pricing Date (this settlement cycle being referred to as “T+4”).  See “Supplemental Plan of Distribution” in the prospectus supplement dated January 28, 2011.  For additional information as to the relationship between us and RBC Capital markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated January 28, 2011.

Under Rule 15c6-1 0f the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes more than three business days prior to the original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

RBC Capital Markets Corporation